UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2025

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 901-5201

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	AVDL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 5, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of Avadel Pharmaceuticals plc (the “Company”) approved equity grants consisting of: (i) options to purchase up to 310,000 of the Company’s ordinary shares (“Ordinary Shares”) and 52,000 restricted share awards to Gregory Divis, Chief Executive Officer of the Company; (ii) options to purchase up to 72,000 Ordinary Shares and 12,600 restricted share awards to Thomas McHugh, Chief Financial Officer of the Company; and (iii) options to purchase up to 84,000 Ordinary Shares and 14,700 restricted share awards to Jerad Seurer, General Counsel and Corporate Secretary of the Company. The restricted share awards shall vest in equal annual installments on each of the first four anniversaries following the date of grant, subject in each case to the individual’s continued service at the Company. The options shall vest if at all, as set forth below. Such option awards are performance-based and designed to align with the interests of the Company’s shareholders. To the extent any portion of the options have not vested on or prior to the fifth anniversary of the date of grant, such portion shall expire.

Vesting Schedule	Description
25% of the shares subject to the option shall vest if the volume-weighted average price of the Company’s Ordinary Shares, as reported by the Nasdaq Global Market, during any 30-calendar day period exceeds $11 per share	Represents a 40% increase in share price from the grant date share price
25% of the shares subject to the option shall vest if the volume-weighted average price of the Company’s Ordinary Shares, as reported by the Nasdaq Global Market, during any 30-calendar day period exceeds $14 per share	Represents a 78% increase in share price from the grant date share price
25% of the shares subject to the option shall vest if the volume-weighted average price of the Company’s Ordinary Shares, as reported by the Nasdaq Global Market, during any 30-calendar day period exceeds $17 per share	Represents a 116% increase in share price from the grant date share price
25% of the shares subject to the option shall vest if the volume-weighted average price of the Company’s Ordinary Shares, as reported by the Nasdaq Global Market, during any 30-calendar day period exceeds $19.09 per share	Represents a 143% increase in share price from the grant date share price

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVADEL PHARMACEUTICALS PLC

	By:	/s/ Jerad G. Seurer
Date: March 7, 2025		Name:	Jerad G. Seurer
		Title:	General Counsel & Corporate Secretary